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                                                                     Exhibit 5.1

                          ___________________________

                        TESTA, HURWITZ & THIBEAULT, LLP
                          ___________________________

                               ATTORNEYS AT LAW
                                125 High Street
Office  (617) 248-7000         Boston, MA 02110              Fax  (617) 248-7100

                                           October 28, 1999


TSI International Software Ltd.
45 Danbury Road
Wilton, Connecticut 06897


   Re: TSI International Software Ltd.
       Registration Statement on Form S-8
       ----------------------------------

Ladies and Gentlemen:

     We are acting as counsel to TSI International Software Ltd., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the offer and sale of up to 358,636 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued upon exercise of options assumed by the Company under the Novera Software, Inc. 1996 Stock Option Plan (the "Plan") (as described in the Registration Statement).

     We have examined such documents, records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

   Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the terms of any agreement relating to any options granted thereunder, will be validly issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement.

                                             Very truly yours,

                                             /s/ TESTA, HURWITZ & THIBEAULT, LLP
                                             TESTA, HURWITZ & THIBEAULT, LLP